Exhibit 10.2

PROMISSORY NOTE
(California)

$550,000.00

FOR VALUE RECEIVED ELATA INVESTMENTS, LLC, A WYOMING LIMITED LIABILITY COMPANY ("**Borrower**", whether one or more) jointly and severally promise to pay to the order of ORCHARD FUNDING, or any subsequent holder ("**Lender**") of this Promissory Note ("**Note**"), the principal sum of Five Hundred Fifty Thousand Dollars And No Cents ($550,000.00), with interest accruing thereon at Nine And Ninety Nine Hundredths Percent (9.990%) per annum ("**Contract Rate**").

Interest shall be computed on the basis of actual days elapsed assuming a 360-day year. Interest on the Note shall be paid, in arrears, commencing on October 1, 2026, and continuing on the first day of each calendar month thereafter by ACH (Automated Clearing House) electronic payment to Lender (or other electronic means acceptable to Lender) at 7400 E. Crestline Circle, Suite 250, Greenwood Village, CO 80111 or at such other address as Lender may require. If a payment is received more than five (5) days late, Borrower shall pay to Lender a late payment fee of five percent (5.0%) of the payment amount. The unpaid principal balance of the Note, together with all interest accrued thereon, shall be due and payable in full on November 26, 2027 ("**Maturity Date**"). In the event any payment date or the Maturity Date falls on a legal holiday upon which Lender's offices are not open for business or falls on a Sunday, the payment date or Maturity Date shall be the next following day.

In addition to all other scheduled payments due hereunder, in the event the Note is not paid in full on or before September 1, 2027, then, for such month and each and every month thereafter until the the Note has been paid in full, a monthly loan fee of Thirty Three Hundredths of One Percent (0.33%) ("**Deferred Loan Fee**") shall become due to Lender, which Deferred Loan Fee shall be earned as of the first day of the month calculated based upon the original face amount of the Note less any amounts theretofore repaid by Borrower. The Deferred Loan Fee shall continue to accrue monthly until the Note is paid in full.

Payments on the Note shall be applied first to Lender's costs and expenses, if any, then to late charges, then to interest, then to principal. The privilege of prepayment in whole or in part, from time to time is reserved to Borrower.

This Note is secured, inter alia, by a Deed of Trust. This Note is cross collateralized such that any and all of the collateral securing the Note also secures all other obligations

of any or all of Borrower to Lender, whether owed now or at any time in the future (all of which obligations shall be collectively referred to as the "**Additional Obligations**").

In addition to other costs and expenses paid by Borrower in connection with the execution of this Note, Borrower shall pay all costs and expenses incurred by Lender in connection with the preparation, closing and post-closing review of the Note and any documents, instruments or agreements executed in connection therewith or with any modifications or extensions thereof (collectively "**Loan Documents**"), including, but not limited to, Lender's attorneys' fees and administrative charges. Lender shall withhold from the Note, an amount as set forth in the Loan Documents to cover such legal fees and administrative charges. In the event such amount is not sufficient to cover Lender's attorneys' fees and administrative charges, Borrower shall pay any remaining amount due to Lender within ten (10) days of Lender's written demand therefor. If Borrower does not timely pay such amount, Lender may advance funds against the Note (even above its face amount) or may treat the Note as being in default.

Failure to pay any installment on this Note or on any of the Additional Obligations when due, the failure to pay this Note or any of the Additional Obligations at maturity, or the failure of Borrower or of any other person to perform or the breach by Borrower or any other person of any of the covenants and agreements contained in this Note or in any Loan Documents or contained in any document, instrument or agreement executed in connection with any of the Additional Obligations, shall, at the election of Lender, without further notice or demand to Borrower, mature the entire unpaid balance of principal and accrued interest and all other amounts owing to Lender and such amounts shall at once become due and payable in full. In the event of a default under the Note, the Loan Documents or the Additional Obligations, the obligations owed hereunder shall accrue interest at a default rate of twenty-nine percent (29.0%) per annum compounded annually ("**Default Rate**").

All payments due under this Note shall be paid when due, without deduction or setoff of any kind. No failure or delay on the part of Lender in exercising any right hereunder shall operate as a waiver of such right. The remedies herein provided are cumulative of any remedies provided by law and may be pursued concurrently or consecutively.

In addition to any other remedies available to Lender if this Note is not paid in full at the Maturity Date, Borrower shall pay to Lender an Overdue Loan Fee, which fee shall be due at the time this Note is otherwise paid in full. The "**Overdue Loan Fee**" shall be determined based upon the outstanding principal balance of this Note as of the Maturity Date and shall be: (a) one percent (1.0%) of such principal balance if the Note is paid in full on or after thirty (30) days after the Maturity Date but less than sixty (60) days after the Maturity Date, or (b) two percent (2.0%) of such principal balance if the Note is paid in full on or after sixty (60) days after the Maturity Date.

Borrower and any indorsers hereof severally waive presentment for payment, protest, notice of dishonor, non-payment, and of protest, and agree to any extension or extensions of time of payment and partial payments before, at, or after maturity. If this Note or any payment provided for herein is not paid when due, or if Borrower defaults on any obligations pursuant to any of the Loan Documents, and if placed in the hands of an attorney, or if suit is brought, or if this Note is collected or enforced through probate or bankruptcy proceedings (including any proceeding, either federal or state, for the relief of debtors), or in any receivership proceeding, then Borrower agrees to pay all reasonable costs incurred by Lender, including, but not limited to, Lender's attorneys' fees.

If there is more than one Borrower, the provisions of this paragraph shall apply. The joint and several obligations of each Borrower under this Note shall be absolute and unconditional and shall remain in full force and effect until the entire principal, interest, penalties, premiums and late charges, if any, on this Note and all Additional Obligations shall have been paid and, until such payment has been made, shall not be discharged, affected, modified or impaired on the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of any of Borrower:

a. the waiver, compromise, settlement, release, termination or amendment (including, without limitation, any extension or postponement of the time for payment or performance or renewal or refinancing) of any or all of the obligations or agreements of any of Borrower under this Note, any of the Loan Documents or any of the Additional Obligations;

b. the failure to give notice to any or all of Borrower of the occurrence of a default under the terms and provisions of this Note, any of the Loan Documents or any of the Additional Obligations;

c. the release, substitution or exchange by Lender of any collateral securing any of the obligations hereunder or any of the Additional Obligations (whether with or without consideration) or the acceptance by Lender of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any nonperfection or other impairment of any collateral;

d. the release of any person primarily or secondarily liable for all or any part of the Note or of the Additional Obligations, whether by Lender or in connection with any voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors or similar event or proceeding affecting any or all of Borrower or any other person or entity who, or any of whose property, shall at the time in question be obligated in respect of the obligations or any part thereof hereunder or in respect of the Additional Obligations or any part thereof; or

e. to the extent permitted by law, any other event, occurrence, action or circumstance that would, in the absence of this clause, result in the release or discharge of any or all of Borrower from the performance or observance of any obligation, covenant or agreement contained in this Note or in the Additional Obligations, are hereby expressly waived by Borrower.

The joint and several obligations of Borrower to Lender under this Note and the Additional Obligations shall remain in full force and effect until Lender has received payment in full of all obligations. The obligations of Borrower to Lender under the Note shall be reinstated in the event any claim shall be made asserting an interest in all or any part of any payment(s) received by Lender prior to the expiration of any applicable preference, fraudulent conveyance or similar period pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law, or at law or equity. Each of Borrower expressly agree that Lender shall not be required first to institute any suit or to exhaust its remedies against any of Borrower or any other person or party to become liable hereunder or against any collateral, in order to enforce this Note or the Additional Obligations and expressly agree that, notwithstanding the occurrence of any of the foregoing, each of Borrower shall be and remain, directly and primarily liable for all sums due under this Note, the Loan Documents and the Additional Obligations. On disposition by Lender of any collateral securing the Note or the Additional Obligations, each of Borrower shall be and shall remain jointly and severally liable for any deficiency.

Borrower agrees that the interest rate contracted for includes the interest rate set forth herein and any other charges, fees, costs and expenses incidental to this transaction paid by Borrower to the extent the same are deemed interest under applicable law. If, for any circumstance whatsoever, the performance, or fulfillment of the provisions hereof or of any agreement between Borrower and Lender, shall, at the time such performance or fulfillment is due exceed the limit for interest prescribed by law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit. If, for any circumstance whatsoever, the Lender should ever receive as interest an amount which would exceed the highest lawful interest rate, the amount which would be excessive interest shall be applied to the reduction of the principal balance owing hereunder (or at the option of Lender be paid over to Borrower) and not to the payment of interest. This provision shall control every other provision of all agreements between Lender and Borrower hereof. All loan fees or other charges, which, if qualified as interest under applicable usury statutes, shall be averaged over the term of the Note at the maximum permissible rate allowed by law.

In case of renewal or extension of this Note, at any time or times, all of the provisions of all of the Loan Documents shall remain in full force and effect as security for the payment of the renewed or extended Note and for the performance of the obligations of Borrower under the Loan Documents.

This Note and the Loan Documents are made in and shall be governed by the laws of the State of California. Upon Lender's request, the venue of any legal action in connection with this Note or the Loan Documents shall be the District Court of the State of California for the County in which the collateral securing the Deed of Trust is located. The provisions thereof and all rights and obligations of the parties hereunder shall be governed by and construed in accordance with the internal laws of the State of California, and to the extent they preempt such laws, the laws of the United States. The internal laws of California shall apply to the appointment of trustees, to the creation of liens and to any foreclosure, foreclosure sale, trustee's sale, appointment of a receiver or other remedy with respect to the collateral. In the event that any provision or clause of this Note or the Loan Documents conflicts with the law, such conflict shall not affect other provisions of this Note or the Loan Documents which can be given effect without the conflicting provision, and to this end the provisions of the Note and Loan Documents are declared to be severable.

This Note may be executed in counterparts that together shall constitute the same instrument.

BORROWER HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE ARISING IN CONNECTION WITH THIS NOTE, OR IN ANY WAY RELATED TO THE NEGOTIATION, ADMINISTRATION, MODIFICATION, EXTENSION OR COLLECTION OF THE INDEBTEDNESS EVIDENCED HEREBY.

[Signatures Appear on the Following Page]

DATED AS OF September 3, 2026.

BORROWER:
ELATA INVESTMENTS, LLC, A WYOMING LIMITED LIABILITY COMPANY

By: [signature]
Name: David Behrend
Title: Manager